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                                                                     EXHIBIT 3.2



                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                           GTE CALIFORNIA INCORPORATED

         William G. Mundy and Charles J. Somes certify that:

         1. They are the Vice President-General Counsel and the Secretary, respectively, of GTE California Incorporated, a California corporation.

         2. The Board of Directors of GTE California Incorporated has approved a resolution providing that the Articles of Incorporation of GTE California Incorporated shall be amended by deleting the provisions contained in Article FIFTH and inserting in lieu thereof the following:

                  FIFTH: The corporation elects to be governed by the Corporation Code as amended by the Act of the California Legislature 1975-1976 Regular Session, effective January 1, 1977.

         3. The foregoing amendment was approved by the Board of Directors acting alone pursuant to Section 2302 of the California General Corporation Law.

         Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge. Executed at Irving, Dallas County, Texas, on March 23, 1998.



                                                  ------------------------------
                                                  William G. Mundy
                                                  Vice President-General Counsel



                                                  ------------------------------
                                                  Charles J. Somes
                                                  Secretary





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STATE OF TEXAS             )
                           )ss.:
COUNTY OF DALLAS           )


         William G. Mundy and Charles J. Somes being by me duly sworn, depose and say: That they are a Vice President and the Secretary, respectively, of GTE California Incorporated, a California corporation, and that they have read the foregoing certificate entitled "CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GTE CALIFORNIA INCORPORATED" and know the contents thereof and that the same is true of their own knowledge.



                                                  ------------------------------


                                                  ------------------------------




Subscribed and sworn to before me
this 23rd day of March, 1998.




Notary Public in and for said State